UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 5, 2006


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

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                          Delaware 000-27969 94-3180138
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            (State or other jurisdiction of (Commission (IRS Employer
                 incorporation) File Number) Identification No.)

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                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

     On June 5, 2006, the Compensation Committee of the Board of Directors of Immersion Corporation (the "Company") granted an option to purchase 100,000 shares of the Company's common stock (the "Option") to Victor A. Viegas, the Company's President, Chief Executive Officer and Director. The exercise price for the Option is $6.11 per share, the closing price per share of the Company's common stock as reported on the Nasdaq Stock Market on the date of grant. Twenty-five percent (25%) of the Option will vest on the first anniversary of the grant date, and the remaining portion of the Option will vest monthly in thirty-six (36) substantially equal installments thereafter. The Option will expire on June 5, 2016.

     The Option was granted pursuant to the Company's 1997 Stock Option Plan and the standard form of option agreement used for the grant of options under such plan.






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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               IMMERSION CORPORATION


Date: June 9, 2006                             By:  /s/ Stephen M. Ambler
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                                                    Stephen M. Ambler
                                                    Chief Financial Officer and
                                                    Vice President, Finance